EXHIBIT 99.1

Applied Industrial Technologies Reports Fiscal 2021 First Quarter Results

•Net Sales of $747.8 Million Down 12.7% YoY; Down 13.4% on an Organic Basis
•Net Income of $34.8 Million; EPS of $0.89; EBITDA of $67.6 Million
•Operating Cash Flow of $81.8 Million; Free Cash Flow of $78.2 Million

CLEVELAND, OHIO (October 28, 2020) – Applied Industrial Technologies (NYSE: AIT), a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies, today reported results for its fiscal 2021 first quarter ended September 30, 2020.

Net sales for the quarter decreased 12.7% to $747.8 million from $856.4 million in the prior year. The change includes a 1.1% increase from acquisitions, partially offset by a 0.4% negative impact from foreign currency translation. Excluding these factors, sales decreased 13.4% on an organic basis reflecting a 14.4% decline in the Service Center segment and a 11.2% decline in the Fluid Power & Flow Control segment. The Company reported net income of $34.8 million, or $0.89 per share, and EBITDA of $67.6 million.

Neil A. Schrimsher, Applied’s President & Chief Executive Officer, commented “I’m encouraged by the start to our fiscal 2021. We are executing well and positioning the Company for stronger growth, while remaining focused on the health and safety of our associates and customers as we continue to navigate through the impact from the ongoing pandemic. While demand remains below prior year levels, customer activity appears to be firming, which combined with our internal initiatives drove sequential improvement in underlying sales trends and earnings performance through our fiscal first quarter. Customers are gradually increasing facility utilization and production levels, as evidenced by initial recovery in our local account sales. This is a positive sign for the industrial economy. We are also benefiting from our technical solution capabilities and a more diversified end-market mix. That said, the pace of end-market improvement remains gradual and at times inconsistent. Additionally, visibility remains limited entering the seasonally slower winter months as customers continue to manage through an uncertain macro outlook.”

Mr. Schrimsher added, “Importantly, our capabilities and company-specific opportunities provide a solid position to execute our strategic plan and optimize our earnings power. This is highlighted by first quarter results and our strong balance sheet, as well as our recent acquisition of Advanced Control Solutions (ACS), which further expands our emerging automation platform and growth potential. As the industrial economy recovers, we are increasingly critical to customers within many end markets as maintenance, production, and efficiency requirements ramp across their core operational infrastructure. I remain proud of our team’s continued effort, and we look forward to showcasing the strength of our expanding value proposition going forward.”

Outlook
Due to ongoing uncertainty from the COVID-19 pandemic, the Company continues to refrain from providing formal financial guidance for the full-year fiscal 2021. Near term, based on mid-teen organic sales declines month to date in October and assuming sales trend in line with normal seasonal patterns for the remainder of the quarter, the Company would project second quarter fiscal 2021 sales to decline 13% to 14% year over year on an organic basis. In addition, the Company’s recent ACS acquisition is expected to contribute approximately $6 million in sales during second quarter fiscal 2021.

Dividend
Today the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.32 per common share, payable on November 30, 2020, to shareholders of record on November 16, 2020.

Conference Call Information
Applied will host its quarterly conference call for investors and analysts at 10 a.m. ET on October 28, 2020. Neil A. Schrimsher – President & CEO, and David K. Wells – CFO will discuss the Company's performance. A supplemental investor deck detailing latest quarter results is available for reference on the investor relations portion of the Company’s website at www.applied.com. To join the call, dial 877-311-4351 (toll free) or 614-999-9139 (for International callers) using conference ID 2164357. A live audio webcast can be accessed online through the investor relations portion of the Company's website at www.applied.com. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 (International) using conference ID 2164357.

About Applied®
Applied Industrial Technologies is a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, automation technologies, and related maintenance supplies. Our leading brands, specialized services, and comprehensive knowledge serve MRO and OEM end users in virtually all industrial markets through our multi-channel capabilities that provide choice, convenience, and expertise. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “expect,” “will,” “outlook,” “project,” “guidance” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, the effects of the health crisis associated with the COVID-19 pandemic on our business operations, results of operations, and financial condition, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission, many of which risks are amplified by circumstances arising out of the COVID-19 pandemic. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.
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CONTACT INFORMATION

Ryan D. Cieslak Director – Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net Sales	$747,807	$856,404
Cost of sales	532,026	604,944
Gross Profit	215,781	251,460
Selling, distribution and administrative
expense, including depreciation	163,473	190,294
Operating Income	52,308	61,166
Interest expense, net	7,653	10,059
Other income, net	(177)	—
Income Before Income Taxes	44,832	51,107
Income Tax Expense	10,048	12,308
Net Income	$34,784	$38,799
Net Income Per Share - Basic	$0.90	$1.00
Net Income Per Share - Diluted	$0.89	$1.00
Average Shares Outstanding - Basic	38,722	38,611
Average Shares Outstanding - Diluted	39,088	38,961

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30,	June 30,
	2020	2020

Assets
Cash and cash equivalents	$271,060	$268,551
Accounts receivable, net	447,032	449,998
Inventories	365,355	389,150
Other current assets	52,887	52,070
Total current assets	1,136,334	1,159,769
Property, net	120,285	121,901
Operating lease assets, net	89,622	90,636
Intangibles, net	333,613	343,215
Goodwill	541,357	540,594
Other assets	28,042	27,436
Total Assets	$2,249,253	$2,283,551

Liabilities
Accounts payable	$181,627	$186,270
Current portion of long-term debt	78,651	78,646
Other accrued liabilities	153,773	161,167
Total current liabilities	414,051	426,083
Long-term debt	792,827	855,143
Other liabilities	156,969	158,783
Total Liabilities	1,363,847	1,440,009
Shareholders' Equity	885,406	843,542
Total Liabilities and Shareholders' Equity	$2,249,253	$2,283,551

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,

	2020	2019

Cash Flows from Operating Activities
Net income	$34,784	$38,799
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	5,352	5,223
Amortization of intangibles	9,726	10,374
Amortization of stock appreciation rights and options	693	773
Other share-based compensation expense	677	919
Changes in assets and liabilities, net of acquisitions	24,559	(8,682)
Other, net	6,051	2,612
Net Cash provided by Operating Activities	81,842	50,018
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	—	(35,703)
Property purchases	(3,597)	(4,946)
Proceeds from property sales	193	88
Net Cash used in Investing Activities	(3,404)	(40,561)
Cash Flows from Financing Activities
Long-term debt repayments	(62,450)	(4,934)
Dividends paid	(12,415)	(11,985)
Acquisition holdback payments	(521)	(201)
Taxes paid for shares withheld for equity awards	(1,797)	(1,754)
Net Cash used in Financing Activities	(77,183)	(18,874)
Effect of Exchange Rate Changes on Cash	1,254	(598)
Increase in cash and cash equivalents	2,509	(10,015)
Cash and Cash Equivalents at Beginning of Period	268,551	108,219
Cash and Cash Equivalents at End of Period	$271,060	$98,204

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting of non-GAAP financial measures. The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provide a better baseline for analyzing trends in our underlying businesses. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These non-GAAP financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliation of Net Income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure:

	Three Months Ended September 30,
	2020	2019
Net income	$34,784	$38,799
Interest expense, net	7,653	10,059
Income tax expense	10,048	12,308
Depreciation and amortization of property	5,352	5,223
Amortization of intangibles	9,726	10,374
EBITDA	$67,563	$76,763
Non-routine costs	—	1,455
Adjusted EBITDA	$67,563	$78,218

The Company defines EBITDA as Earnings from operations before Interest, Taxes, Depreciation, and Amortization, a non-GAAP financial measure. Adjusted EBITDA excludes items that may not be indicative of core operating results, a non-GAAP financial measure.

Reconciliation of Net Cash provided by Operating activities, a GAAP financial measure, to Free Cash Flow, a non-GAAP financial measure:
	Three Months Ended September 30,
	2020	2019
Net Cash provided by Operating Activities	$81,842	$50,018
Property purchases	(3,597)	(4,946)
Free Cash Flow	$78,245	$45,072

Free cash flow is defined as net cash provided by operating activities less property purchases, a non-GAAP financial measure.